Filing Pursuant to Rule 424(b)(3)
                      Registration Statement No. 333-54394

                PROSPECTUS SUPPLEMENT NO. 3 DATED MARCH 15, 2001
                      TO PROSPECTUS DATED FEBRUARY 6, 2001,
              AS SUPPLEMENTED BY PROSPECTUS SUPPLEMENT NOS. 1 AND 2

                          CHARTER COMMUNICATIONS, INC.

     $750,000,000 of 5.75% Convertible Senior Notes due 2005 and 34,786,650
      Shares of Class A Common Stock Issuable Upon Conversion of the 5.75%
                       Convertible Senior Notes due 2005
                                       and
          31,664,667 Issued or Issuable Shares of Class A Common Stock



      This prospectus supplement relates to (1) $750,000,000 aggregate principal amount of 5.75% Convertible Senior Notes due 2005 of Charter Communications, Inc., and 34,786,650 shares of Class A common stock of Charter Communications, Inc., which are initially issuable upon conversion of the notes, plus an indeterminate number of shares as may become issuable upon conversion as a result of adjustments to the conversion rate; and (2) 31,664,667 shares of Class A common stock of Charter Communications, Inc. issued or issuable to certain entities in connection with Charter Communications, Inc.'s purchase of certain cable systems in 2000 plus an indeterminate number of shares as may become issuable upon certain events. This prospectus supplement should be read in conjunction with the prospectus dated February 6, 2001, Prospectus Supplement No. 1 dated February 16, 2001 and Prospectus Supplement No. 2 dated February 20, 2001, which are to be delivered with this prospectus supplement.

      The information appearing in the table below, as of the date hereof, supersedes the information in the table appearing under the heading "Selling Securityholders" in Prospectus Supplement No. 1:

                                                                        Shares of Class A
                                        Convertible Senior Notes          Common Stock
                                      -----------------------------  -----------------------
                                        Amount of      Principal      Shares
                                       Notes Owned     Amount of       Owned       Shares
                                         Before       Notes That      Before      That May
       Selling Securityholder           Offering      May Be Sold    Offering      Be Sold
-----------------------------------   ------------  --------------- ----------  ------------
AAM/Zazove Institutional Income
Fund, L.P(GS)....................      $1,300,000     $1,300,000           0        60,297
AFTRA Health Fund................       1,000,000      1,000,000           0        46,382
AIG/National Union Fire Insurance
Ltd..............................         800,000        800,000           0        37,106
AIG Soundshore Opportunity
Holding Fund, Ltd. ..............       3,500,000      3,500,000           0       162,338
AIG Soundshore Strategic Holding
Fund, Ltd. ......................       3,500,000      3,500,000           0       162,338
AIM Strategic Income Fund........       1,500,000      1,500,000           0        69,573
Alexandra Global Investment
Fund I Ltd. .....................       3,000,000      3,000,000           0       139,147
Allstate Insurance Company.......       1,500,000      1,500,000           0        69,573
Allstate Life Insurance
Company..........................         375,000        375,000           0        17,393
Aloha Airlines Non-Pilots Pension
Trust............................         245,000        245,000           0        11,364
Aloha Pilots Retirement Trust....         140,000        140,000           0         6,494
Alpha US Sub Fund VIII, LLC......       1,250,000      1,250,000           0        57,978
Alpine Associates................       5,600,000      5,600,000           0       259,740
Alpine Partners, L.P.............         900,000        900,000           0        41,744
Argent Classic Convertible
Arbitrage Fund (Bermuda) L.P.....      11,000,000     11,000,000           0       510,204
Argent Convertible Arbitrage
Fund Ltd. .......................      10,000,000     10,000,000           0       463,822
Aristeia International, Limited..       5,160,000      5,160,000           0       239,332
Aristeia Trading, L.P............       3,340,000      3,340,000           0       154,917
Arkansas PERS....................         800,000        800,000           0        37,106
Arkansas Teachers Retirement.....       6,376,000      6,376,000           0       295,733
Associated Electric & Gas
Insurance Services Limited.......         800,000        800,000           0        37,106
Bank Austria Cayman Islands,
Ltd. ............................       8,800,000      8,800,000           0       408,163
Baptist Health of South
Florida..........................         407,000        407,000           0        18,888
BBT Fund, L.P....................      16,000,000     16,000,000           0       742,115
Bear, Stearns & Co. Inc.(1)......       5,000,000      5,000,000           0       231,911
Black Diamond Offshore, Ltd......         281,000        281,000           0        13,033
BNP Paribas Equity Strategies....      13,845,000     13,845,000           0       642,162
BNP Cooper Neff Convertible
Strategies Fund, L.P.............       1,155,000      1,155,000           0        53,571
Boilermakers Blacksmith Pension
Trust............................       1,075,000      1,075,000           0        49,861
Boston Museum of Fine Arts.......         170,000        170,000           0         7,885
Boulder II Limited...............       6,762,000      6,762,000           0       313,636
BP Amoco PLC Master Trust........       2,162,000      2,162,000           0       100,278
BT Equity Opportunities..........       4,000,000      4,000,000           0       185,529


                                                                        Shares of Class A
                                        Convertible Senior Notes          Common Stock
                                      -----------------------------  -----------------------
                                        Amount of      Principal      Shares
                                       Notes Owned     Amount of       Owned       Shares
                                         Before       Notes That      Before      That May
       Selling Securityholder           Offering      May Be Sold    Offering      Be Sold
-----------------------------------   ------------  --------------- ----------  ------------
BT Equity Strategies.............       1,500,000      1,500,000           0        69,573
C&H Sugar Company, Inc...........         385,000        385,000           0        17,857
Canyon Capital Arbitrage Master
Fund, Ltd. ......................       5,400,000      5,400,000           0       250,464
Canyon Capital Realization
(Cayman), Ltd. ..................      22,925,000     22,925,000           0     1,063,312
Capital Guardian Global
Convertible Fund #011............         290,000        290,000           0        13,451
Chrysler Corporation Master
Retirement Trust.................       7,635,000      7,635,000           0       354,128
CIBC World Markets...............       3,595,000      3,595,000           0       166,744
Clinton Riverside Convertible
Portfolio Limited................       7,000,000      7,000,000           0       324,675
DeAM Convertible Arbitrage Fund,
Ltd. ............................       2,200,000      2,200,000           0       102,041
Deephaven Domestic Convertible
Trading Ltd......................      16,250,000     16,250,000           0       753,711
Delaware PERS....................       1,550,000      1,550,000           0        71,892
Delta Airlines Master Trust (c/o
Oaktree Capital Management,
LLC).............................       2,740,000      2,740,000           0       127,087
Delta Pilots D&S Trust...........         440,000        440,000           0        20,408
D.E. Shaw Valence, L.P...........       1,600,000      1,600,000           0        74,212
D.E. Shaw Investments, L.P.......         400,000        400,000           0        18,553
Deutsche Bank Securities Inc.....      24,300,000     24,300,000           0     1,127,087
Double Black Diamond Offshore,
LDC..............................       1,168,000      1,168,000           0        54,174
Duckbill & Co....................       2,500,000      2,500,000           0       115,956
Engineers Joint Pension Fund.....         700,000        700,000           0        32,468
Enterprise Convertible Security
Fund.............................         101,000        101,000           0         4,685
Evergreen Equity Income Fund.....       7,000,000      7,000,000           0       324,675
F.R. Convt Sec. Fn. .............          85,000         85,000           0         3,942
Family Service Life Insurance
Company..........................         300,000        300,000           0        13,915
Federated American Leaders Fund
Inc..............................      18,500,000     18,500,000           0       858,071
Federated Equity Funds, on behalf
of its Federated Capital
Appreciation Fund................       7,000,000      7,000,000           0       324,675
Federated Insurance Series, on
behalf of its Federated American
Leaders Fund II..................       2,400,000      2,400,000           0       111,317
Fortis Series Fund, Inc. on
behalf of its American Leaders
Series...........................          50,000         50,000           0         2,319
Gaia Offshore Master Fund Ltd....       7,000,000      7,000,000           0       324,675
Gary Anderson Marital Living
Trust............................         200,000        200,000           0         9,276
General Motors Employees Global
Group Pension Trust..............       3,500,000      3,500,000           0       162,338


                                                                        Shares of Class A
                                        Convertible Senior Notes          Common Stock
                                      -----------------------------  -----------------------
                                        Amount of      Principal      Shares
                                       Notes Owned     Amount of       Owned       Shares
                                         Before       Notes That      Before      That May
       Selling Securityholder           Offering      May Be Sold    Offering      Be Sold
-----------------------------------   ------------  --------------- ----------  ------------
General Motors Welfare Benefit
Trust (LT - VEBA)................       2,500,000      2,500,000           0       115,956
Goldman, Sachs & Co.(1)..........      20,489,000     20,489,000           0       950,325
Grace Brothers, Ltd..............       2,500,000      2,500,000           0       115,956
Guardian Life Insurance Company
of America.......................      10,200,000     10,200,000           0       473,098
Guardian Pension Trust...........         400,000        400,000           0        18,553
Hawaiian Airline Pilots
Retirement Plan..................         220,000        220,000           0        10,204
Hawaiian Airlines Employees
Pension Plan - IAM...............         115,000        115,000           0         5,334
Hawaiian Airlines Pension Plan
for Salaried Employees...........          25,000         25,000           0         1,160
HBK Master Fund L.P..............      46,000,000     46,000,000           0     2,133,581
HFR Master Fund, Ltd.............         200,000        200,000           0         9,276
Highbridge International LLC.....      25,900,000     25,900,000           0     1,201,299
Hotel Union and Hotel Industry of
Hawaii...........................         490,000        490,000           0        22,727
ICI American Holdings Trust......         825,000        825,000           0        38,265
Island Holdings..................          50,000         50,000           0         2,319
ITG Inc..........................         204,000        204,000           0         9,462
Jefferies & Company Inc..........          10,000         10,000           0           464
JMG Capital Partners, LP.........      10,500,000     10,500,000           0       487,013
Julius Baer Securities, Inc......         450,000        450,000           0        20,872
KBC Financial Products USA.......       2,000,000      2,000,000           0        92,764
Lancer Securities Cayman Ltd. ...         800,000        800,000           0        37,106
Legion Strategies, Ltd. .........          65,000         65,000           0         3,015
Leonardo, L.P....................      11,950,000     11,950,000           0       554,267
Lerco Alternative Fund, Ltd. ....       1,695,000      1,695,000           0        78,618
Lipper Convertibles, L.P. .......      12,000,000     12,000,000           0       556,586
Lumberman's Mutual Casualty......         722,000        722,000           0        33,488
Lydian Overseas Partners Master
Fund.............................      35,000,000     35,000,000           0     1,623,377
Mainstay Convertible Fund........       7,500,000      7,500,000           0       347,867
Mainstay VP Convertible
Portfolio........................       1,000,000      1,000,000           0        46,382
McMahan Securities Co. L.P.......         174,000        174,000           0         8,071
Merrill Lynch, Pierce Fenner &
Smith, Inc.(1)...................         450,000        450,000           0        20,872
Morgan Stanley & Co. (1).........         350,000        350,000           0        16,234
Morgan Stanley Dean Witter
Convertible Securities
Trust (1)........................       3,000,000      3,000,000           0       139,147
Motion Picture Industry Health
Plan - Active Member Fund........         890,000        890,000           0        41,280
Motion Picture Industry Health
Plan - Retiree Member Fund.......         440,000        440,000           0        20,408
Museum of Fine Arts, Boston......          46,000         46,000           0         2,134
Nalco Chemical Company...........         260,000        260,000           0        12,059


                                                                        Shares of Class A
                                        Convertible Senior Notes          Common Stock
                                      -----------------------------  -----------------------
                                        Amount of      Principal      Shares
                                       Notes Owned     Amount of       Owned       Shares
                                         Before       Notes That      Before      That May
       Selling Securityholder           Offering      May Be Sold    Offering      Be Sold
-----------------------------------   ------------  --------------- ----------  ------------
Navigator Offshore Fund Ltd......       1,597,000      1,597,000           0        74,072
Navigator Partners LP............         690,000        690,000           0        32,004
Navigator Special Partners LP....         213,000        213,000           0         9,879
Nicholas Applegate Convertible
Fund.............................       2,291,000      2,291,000           0       106,262
Nomura International PLC
London...........................       9,000,000      9,000,000           0       417,440
Nomura Securities
International....................       6,000,000      6,000,000           0       278,293
Northern Income Equity Fund......       1,000,000      1,000,000           0        46,382
OCM Convertible Trust............       4,235,000      4,235,000           0       196,429
Ohio National Fund, Inc. on
behalf of its Blue Chip
Portfolio........................          50,000         50,000           0         2,319
Onex Industrial Partners
Limited..........................       3,350,000      3,350,000           0       155,380
Oppenheimer Convertible
Securities Fund .................       6,000,000      6,000,000           0       278,293
OZ Master Fund, Ltd..............       6,000,000      6,000,000           0       278,293
Pacific Life Insurance Company...       1,000,000      1,000,000           0        46,382
Palladin Securities LLC..........         500,000        500,000           0        23,191
Park Avenue Life Insurance
Company..........................         100,000        100,000           0         4,638
Parker-Hannifin Corporation......          79,000         79,000           0         3,664
Partner Reinsurance Company
Ltd. ............................       1,540,000      1,540,000           0        71,429
Pebble Capital, Inc. ............       1,350,000      1,350,000           0        62,616
Pell Rudman Trust Company........       1,475,000      1,475,000           0        68,414
Peoples Benefit Life Insurance
Company TEAMSTERS separate
account..........................       3,750,000      3,750,000           0       173,933
PGEP III LLC.....................         500,000        500,000           0        23,191
PHEP IV, Inc.....................         116,000        116,000           0         5,380
Physicians Life..................         549,000        549,000           0        25,464
PRIM Board.......................       3,115,000      3,115,000           0       144,481
Primerica Life Insurance
Company..........................       1,503,000      1,503,000           0        69,712
Principal Investors Fund, Inc. on
behalf of its Partners Large Cap
Blend Fund.......................          40,000         40,000           0         1,855
Purchase Associates, L.P.........         679,000        679,000           0        31,494
Putnam Asset Allocation Funds -
Balanced Portfolio...............         447,000        447,000           0        20,733
Putnam Asset Allocation Funds -
Conservative Portfolio...........         508,000        508,000           0        23,562
Putnam Convertible Income -
Growth Trust.....................       4,500,000      4,500,000           0       208,720
Putnam Convertible Opportunities
and Income Trust.................         114,000        114,000           0         5,288
Queens Health Plan...............          85,000         85,000           0         3,942
R2 Investments, LDC..............      42,000,000     42,000,000           0     1,948,052
Retail Clerks Pension Trust......       3,000,000      3,000,000           0       139,147
Retail Clerks Pension Trust #2...       2,000,000      2,000,000           0        92,764
Sage Capital.....................       3,850,000      3,850,000           0       178,571
Salomon Smith Barney Inc.........       1,030,000      1,030,000           0        47,774
San Diego City Retirement........       1,371,000      1,371,000           0        63,590


                                                                        Shares of Class A
                                        Convertible Senior Notes          Common Stock
                                      -----------------------------  -----------------------
                                        Amount of      Principal      Shares
                                       Notes Owned     Amount of       Owned       Shares
                                         Before       Notes That      Before      That May
       Selling Securityholder           Offering      May Be Sold    Offering      Be Sold
-----------------------------------   ------------  --------------- ----------  ------------
San Diego County Convertible.....       2,960,000      2,960,000           0       137,291
San Diego County Employees
Retirement Association...........       1,900,000      1,900,000           0        88,126
Screen Actors Guild Pension
Convertible......................         745,000        745,000           0        34,555
Silvercreek Limited
Partnership......................       3,038,000      3,038,000           0       140,909
St. Albans Partners Ltd. ........       5,000,000      5,000,000           0       231,911
Starvest Combined Portfolio......       1,000,000      1,000,000           0        46,382
State Employees' Retirement Fund
of the State of Delaware.........       3,855,000      3,855,000           0       178,803
State of Connecticut Combined
Investment Funds.................       8,430,000      8,430,000           0       391,002
State of Oregon - Equity.........       5,025,000      5,025,000           0       233,071
State of Oregon/SAIF
Corporation......................       9,785,000      9,785,000           0       453,850
SunAmerica Series Trust, on
behalf of its Federated Value
Portfolio........................       1,000,000      1,000,000           0        46,382
TCI Bresnan, LLC.................               0            N/A           0     9,098,006(3)
TCID of Michigan, Inc. ..........               0            N/A           0    15,117,743(3)
TCW Group, Inc. .................      12,075,000     12,075,000           0       560,065
The Common Fund for Non-Profit
Organizations (Absolute Return
Fund)............................          61,000         61,000           0         2,829
The Estate of James Campbell.....         876,000        876,000           0        40,631
The Travelers Indemnity
Company..........................       4,956,000      4,956,000           0       229,870
The Travelers Insurance Company
- Life...........................       2,548,000      2,548,000           0       118,182
The Travelers Insurance Company
Separate Account TLAC............         289,000        289,000           0        13,404
The Travelers Life and Annuity
Company..........................         304,000        304,000           0        14,100
TQA Master Plus Fund, Ltd. ......         750,000        750,000           0        34,787
TQA Masterfund, Ltd. ............       1,750,000      1,750,000           0        81,169
Travelers Series Trust
Convertible Bond Portfolio.......         400,000        400,000           0        18,553
Tribeca Investments LLC..........      27,500,000     27,500,000           0     1,275,511
UBS AG London Branch.............      14,000,000     14,000,000           0       649,351
UBS O'Connor LLC (f/b/o UBS
Global Equity Arbitrage Master,
Ltd.)............................       5,000,000      5,000,000           0       231,911
UBS Warburg LLC..................       3,500,000      3,500,000           0       162,338
University of Rochester..........          43,000         43,000           0         1,994
Value Line Convertible Fund,
Inc. ............................         500,000        500,000           0        23,191
Value Realization Fund, LP.......      11,675,000     11,675,000           0       541,512
Van Kampen Harbor Fund...........       3,000,000      3,000,000           0       139,147
Vanguard Convertible Securities
Fund, Inc........................      10,295,000     10,295,000           0       477,505
Viacom Inc. Pension Plan Master
Trust............................          68,000         68,000           0         3,154
Wake Forest University...........       1,296,000      1,296,000           0        60,111


                                                                        Shares of Class A
                                        Convertible Senior Notes          Common Stock
                                      -----------------------------  -----------------------
                                        Amount of      Principal      Shares
                                       Notes Owned     Amount of       Owned       Shares
                                         Before       Notes That      Before      That May
       Selling Securityholder           Offering      May Be Sold    Offering      Be Sold
-----------------------------------   ------------  --------------- ----------  ------------
Wasserstein Perella Securities
Inc. ............................       1,000,000      1,000,000           0        46,382
While River Securities L.L.C.....       5,000,000      5,000,000           0       231,911
Worldwide Transactions, Ltd. ....          51,000         51,000           0         2,366
Writers Guild Convertible........         435,000        435,000           0        20,176
Wyoming State Treasurer..........       1,496,000      1,496,000           0        69,388
Yield Strategies Fund I LP.......       1,000,000      1,000,000           0        46,382
ZCM/HFR Index Management, L.L.C.
(f/k/a Zurich HFR Master Hedge
Fund Index Ltd.).................         100,000        100,000           0         4,638
Zeneca AG Products, Inc. ........         150,000        150,000           0         6,957
Zeneca Holdings Trust............         375,000        375,000           0        17,393
Zurich HFR Master Hedge Fund
Index LTD........................       3,200,000      3,200,000           0       148,423



(1) These entities and/or their affiliates have provided, and may from time to time provide, investment banking services to Charter Communications, Inc. and its subsidiaries, including, among other things, acting as lead and/or co-manager with respect to offerings of debt and equity securities.

(2) Represents shares of Class A common stock issued to the selling securityholder in the Kalamazoo acquisition.

(3) Represents the number of shares of Class A common stock for which the selling securityholders may exchange their Class A Preferred Units in CC VIII, LLC and an indeterminate number of shares issuable upon such exchange, as such number may be adjusted under certain circumstances.


                                 ---------------


SEE "RISK FACTORS" BEGINNING ON PAGE 3 OF THE PROSPECTUS TO READ ABOUT IMPORTANT FACTORS YOU SHOULD CONSIDER BEFORE BUYING THE CONVERTIBLE SENIOR NOTES OR SHARES OF OUR CLASS A COMMON STOCK.

                                 ---------------

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of the prospectus or this prospectus supplement. Any representation to the contrary is a criminal offense.

            The date of this prospectus supplement is March 15, 2001.